UNITED STATES
SECURITIES AND EXCHANCE COMMISSION
Washington, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2013

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of Shiloh Industries, Inc. (the “Company”) was held on Wednesday, March 13, 2013 in Valley City, Ohio. Matters voted on at the Annual Meeting and the results thereof are set forth below.

Proposal No. 1: Election of Directors.

Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes of directors to be as nearly equal in number of directors as possible. At the Annual Meeting, the Class II term expired. The following nominees for Class II directors were reelected by the Company's stockholders at the Annual Meeting for a term of three years by the following vote:

Nominee	For	Withheld

Cloyd J. Abruzzo	15,833,593	181,604
George G. Goodrich	15,814,730	200,467
Dieter Kaesgen	14,144,505	1,870,762

Proposal No. 2: An advisory, non-binding vote on executive compensation.

The proposal to approve, on an advisory basis, the compensation of Company's named executive officers as disclosed in the Company Proxy Statement was approved as follows:

For	Against	Abstain
15,897,514	83,836	33,847

Proposal No. 3: An advisory vote on the frequency of the advisory vote on executive compensation.

The proposal to determine, on an advisory basis, the frequency of the advisory vote on the compensation of the Company's named executive officers:

3 Years	2 Years	1 Year	Abstain
9,680,239	1,912,240	4,389,970	32,818

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

	By:	/s/ Thomas M. Dugan
Name: Thomas M. Dugan
Date: March 15, 2013		Title: Vice President of Finance and Treasurer